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                                                                    Exhibit 10.6

                           WELLCARE HEALTH PLANS, INC.
                           2004 EQUITY INCENTIVE PLAN

                                     FORM OF
                        INCENTIVE STOCK OPTION AGREEMENT
                                       FOR
                                    [      ]

                                    AGREEMENT

1.    Grant of Option. WellCare Health Plans, Inc. (the "Company") hereby
grants, as of [    ] ("Date of Grant"), to [    ] (the "Optionee") an option
(the "Option") to purchase up to [    ] shares of the Company's Common Stock,
$0.01 par value per share (the "Shares"), at an exercise price per share equal
to $[    ] (the "Option Price"). The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 2004 Equity Incentive Plan (the "Plan"), which is incorporated herein for all purposes. The Option is an Incentive Stock Option, and not a Non-Qualified Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3. Exercise Schedule. Except as otherwise provided in Sections 6 and 7 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the "Vesting Date") upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Optionee's employment with the Company and its Subsidiaries continues through and on the applicable Vesting Date:

Percentage of Shares               Vesting Date
--------------------               ------------
  25%                        First anniversary of Date of Grant

  2.08333333%                The end of each full calendar month following the
                             first anniversary of the Date of Grant

Notwithstanding anything contained herein to the contrary, once the Option has vested and become exercisable with respect to 100% of the Shares, then the Option shall be fully vested and the provisions of the preceding sentence shall cease to apply.

      Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the

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appropriate Vesting Date. Upon the termination of the Optionee's employment with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in
Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (which number must be a whole number), and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Option Price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Option Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee's payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5. Method of Payment. Payment of the Option Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (b) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options' exercise, (c) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (d) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the Option which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the Option Price payable with respect to the portion of the Option being exercised or (e) by any combination of the foregoing.

      In the event the Optionee elects to pay the Option Price pursuant to clause (b) above, (i) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (ii) the Optionee must present evidence acceptable to the Company that the Optionee has owned any such shares of Common Stock tendered in payment of the Option Price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and
(iii) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the Optionee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the Option Price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Optionee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the Optionee to a brokerage account specified by the Company. When payment of the Option Price is made by delivery of Common Stock, the difference, if any, between the Option Price payable with respect to the portion of the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes)

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shall be paid in cash. The Optionee may not tender shares of Common Stock having a Fair Market Value exceeding the Option Price payable with respect to the portion of the Option being exercised (plus any applicable taxes).

      In the event the Optionee elects to pay the Option Price pursuant to clause (d) above, (i) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (ii) the Optionee must present evidence acceptable to the Company that the Optionee has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the Option Price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the Option Price is made by withholding of Shares, the difference, if any, between the Option Price payable with respect to the portion of the Option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. The Optionee may not authorize the withholding of Shares having a Fair Market Value exceeding the Option Price payable with respect to the portion of the Option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under the Option.

6.    Termination of Optionee's Employment.

      (a) Death or Disability. If the Optionee's employment with the Company and its Subsidiaries terminates due to the Optionee's death or Disability, the portion of the Option that was exercisable on the date of such termination shall remain so for a period of 180 days from the date of such death or Disability, but in no event after the expiration date provided in Section 7(a) below; provided that the Option shall immediately terminate and become null and void in the event that the Optionee engages in Competition during such 180 day period, unless the Optionee has received written consent to do so from the Company. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, then the Option shall, if it is not exercised by the Optionee within 90 days after the date of termination of employment, cease to qualify as an Incentive Stock Option and will be treated as a Non-Qualified Stock Option if required to be so treated under the Code.

      (b) Retirement. If the Optionee's employment with the Company and its Subsidiaries terminates due to the Optionee's Retirement, the portion of the Option that was exercisable on the date of such termination shall remain so for a period of 90 days from the date of such Retirement, but in no event after the expiration date provided in Section 7(a) below; provided that the Option shall immediately terminate and become null and void in the event that the Optionee engages in Competition during such 90 day period, unless the Optionee has received written consent to do so from the Company.

      (c) Termination for Cause. If the Optionee's employment with the Company and its Subsidiaries is terminated for Cause, the Option shall expire and be forfeited immediately upon such termination, whether or not then exercisable.

      (d) Other Termination of Employment. If the Optionee's employment with the Company and its Subsidiaries is terminated for any reason other than death, Disability,

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Retirement or Cause, the portion of the Option that was exercisable on the date of such termination shall remain so for a period of 90 days after the date of such termination, but in no event after the expiration date provided in Section 7(a) below; provided that the Option shall immediately terminate in the event that the Optionee engages in Competition during such 90 day period, unless the Optionee has received written consent to do so from the Company.

      (e) Termination of Employment Following a Change in Control. Notwithstanding the foregoing, if the Optionee's employment with the Company or a Subsidiary is terminated (i) by the Company without Cause, (ii) by reason of the Optionee's death, Disability, or Retirement, or (iii) by the Optionee for Good Reason, within twelve months after there is a Change in Control of the Company, as defined in Section 2(c) of the Plan, then the Option shall be immediately fully exercisable and shall remain so [for the applicable period following the Optionee's termination of employment, as described in this Section 6] [for a period of 180 days after the date of such termination, but in no event after the expiration date provided in Section 7(a) below, provided that the Option shall, if it is not exercised by the Optionee within 90 days after the date of termination of employment, cease to qualify as an Incentive Stock Option and will be treated as a Non-Qualified Stock Option if required to be so treated under the Code].

7.    Other Termination of Option.

      (a) Expiration of Option. Notwithstanding anything to the contrary, any unexercised portion of the Option shall automatically and without notice terminate and become null and void on the tenth anniversary of the date as of which the Option is granted.

      (b) Cancellation by the Committee. Notwithstanding anything to the contrary, in connection with any transaction of the type specified by clause
(iii) of the definition of a Change in Control in Section 2(c) of the Plan, the Committee may, in its discretion, (i) cancel the Option in consideration for payment to the Optionee of an amount equal to the portion of the consideration that would have been payable to the Optionee pursuant to such transaction if the Option had been fully exercised immediately prior to such transaction, less the aggregate Option Price that would have been payable therefor, or (ii) if the amount that would have been payable to the Optionee pursuant to such transaction if the Option had been fully exercised immediately prior thereto would be equal to or less than the aggregate Option Price that would have been payable therefor, cancel the Option for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion.

      (c) Corporate Transactions. Notwithstanding anything to the contrary, to the extent not previously exercised, the Option shall terminate immediately in the event of the liquidation or dissolution of the Company.

8. Transferability. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee's guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to

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execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

10. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

12. Incentive Stock Option Treatment. The terms of this Option shall be interpreted in a manner consistent with the intent of the Company and the Optionee that the Option qualify as an Incentive Stock Option under Section 422 of the Code. If any provision of the Plan or this Agreement shall be impermissible in order for the Option to qualify as an Incentive Stock Option, then the Option shall be construed and enforced as if such provision had never been included in the Plan or the Option. If and to the extent that the number of Options granted pursuant to this Agreement exceeds the limitations on the value of Shares with respect to which this Option may qualify as an Incentive Stock Option, this Option shall be a Non-Qualified Stock Option.

13. Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.

14. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at:

                                    6800 N. Dale Mabry Highway
                                    Suite 268
                                    Tampa, FL 33614

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or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

15. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares, that are applicable if and to the extent that the Option qualifies as an Incentive Stock Option. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

      (a) The Optionee will not recognize any income as a result of the grant of the Option or his exercise of the Option. The amount by which the Fair Market Value of the Shares on the date of exercise exceeds the Option Price is, however, an item of adjustment for purposes of determining the Optionee's alternative minimum tax, if any, for the year in which the Option is exercised.

      (b) Upon the Optionee's exercise of the Option, his tax basis in the Shares received will be equal to the Option Price paid.

      (c) Upon a sale of the Shares acquired upon exercise of the Option, provided the holding period requirements described below are met, the difference between the amount realized from the sale and the exercise price is treated as a long-term capital gain or loss.

      The foregoing rules differ, however, if the Optionee disposes of the Shares acquired pursuant to the exercise of the Incentive Stock Option prior to the later of (i) two years from the date the Option was granted, and (ii) one year from the date the Option was exercised. In the event of such a disposition (referred to as a "disqualifying disposition"), the tax consequences relating to the Option would be as follows:

      (a) The Optionee would not recognize any income as a result of the grant or exercise of the Option.

      (b) Upon the disqualifying disposition, the Optionee would recognize ordinary income equal to the lesser of (i) the amount by which the Fair Market Value of the Shares on the date of exercise exceeds the Option Price paid, and
(ii) the actual gain on the sale of the Shares. Under current law, the amount so recognized is not subject to federal tax withholding or employment taxes.

      (c) The amount by which the amount realized from the sale of the Shares differs from the Fair Market Value of the Shares on the date of exercise would be taxable to the Optionee as a capital gain or loss.

      (d) The amount of the Optionee's capital gain or loss would be long-term or short-term depending upon whether the Optionee held the Shares for more than one year from the date of his exercise of the Option.

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      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the
______ day of ___________________, 200__.

                                    COMPANY:
                                    WELLCARE HEALTH PLANS, INC.

                                    By: ________________________________
                                    Name:
                                    Title:

      Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.

Dated: _______________________________       OPTIONEE:

                                             ___________________________________


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